UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2016

Commission	Registrant, State of Incorporation	Employer
File Number	Address and Telephone Number	Identification No.
1-9052	DPL INC.	31-1163136
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

1-2385	THE DAYTON POWER AND LIGHT COMPANY	31-0258470
(An Ohio corporation)
1065 Woodman Drive
Dayton, Ohio 45432
937-259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Preferred Stock Redemption

On September 13, 2016, The Dayton Power and Light Company (“DP&L”), a wholly owned subsidiary of DPL Inc., provided notice that on October 13, 2016 (the “Redemption Date”), DP&L plans to redeem all of its issued and outstanding preferred stock, consisting of the following series: Preferred Stock, 3.75% Series A, Cumulative (the “Series A Stock”); Preferred Stock, 3.75% Series B, Cumulative (the “Series B Stock”); and Preferred Stock, 3.90% Series C, Cumulative (the “Series C Stock” and, together with the Series A Stock and the Series B Stock, the “Preferred Stock”).

On the Redemption Date, the Preferred Stock of each series will be redeemed at the following prices as specified in DP&L’s Amended and Restated Articles of Incorporation, plus, in each case an amount equal to all accrued dividends payable with respect to such Preferred Stock to the Redemption Date: a price of $102.50 per share for the Series A Stock, a price of $103.00 per share for the Series B Stock, and a price of $101.00 per share for the Series C Stock.

Dividends on the Preferred Stock will cease to accrue on the Redemption Date. Upon redemption, the Preferred Stock will no longer be outstanding, and all rights of the holders thereof as shareholders of DP&L, except the right to payment of the redemption price, shall cease to exist.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 13, 2016	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	General Counsel and Secretary

The Dayton Power and Light Company

Date: September 13, 2016	By:	/s/ Judi L. Sobecki
	Name:	Judi L. Sobecki
	Title:	Vice President, General Counsel and Secretary